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November __, 1997


United Auto Group, Inc.
375 Park Avenue, 11th Floor
New York, New York  10152


Re:  $150,000,000 11% Senior Subordinated Notes Due 2007
     Exchange Offer Registration Statement (No. 333-35907)
     -----------------------------------------------------


Ladies and Gentlemen:

We have acted as counsel for United Auto Group, Inc., a Delaware corporation (the "Issuer") and the subsidiaries listed on the cover page of the Registration Statement (as defined below)(the "Subsidiary Guarantors") in connection with the filing by the Issuer and the Subsidiary Guarantors of a Registration Statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") registering under the Securities Act of 1933, as amended (the "Securities Act"), an aggregate principal amount of $150,000,000 of the Issuer's 11% Senior Subordinated Notes due 2007 (the "New Notes") offered in exchange for a like principal amount of the Issuer's outstanding 11% Senior Subordinated Notes due 2007 (the "Old Notes"). The New Notes and the Guarantees thereof by the Subsidiary Guarantors (the "Guarantees") are to be issued pursuant to an indenture dated as of July 23, 1997 (the "Indenture"), among the Issuers, the Subsidiary Guarantors and The Bank of New York, as trustee (the "Trustee"). Capitalized terms used herein and not otherwise defined herein have the meanings ascribed thereto in the Indenture.

We have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purpose of rendering this opinion, including the Indenture, the Registration Rights Agreement, dated as of July 23, 1997

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United Auto Group, Inc.
November __, 1997
Page 2


(the "Registration Rights Agreement"), among the Company and the initial purchasers named therein, the form of the New Notes and the Registration Statement.

In rendering the opinions contained herein, we have assumed (a) the due authorization, execution and delivery of each of the Indenture, the Registration Rights Agreement and the New Notes by each of the parties thereto,
(b) that each such party has the legal power to act in the respective capacity or capacities in which it is to act thereunder, (c) the authenticity of all documents submitted to us as originals, (d) the conformity to the original documents of all documents submitted to us as copies and (e) the genuineness of all signatures on all documents submitted to us.

Based on the foregoing, we are of the opinion that (i) the New Notes, when duly executed and authenticated in accordance with the provisions of the Indenture and delivered in exchange for the Old Notes pursuant to the Registration Rights Agreement, will constitute valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms (subject in each case to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law); and (ii) the Guarantees, upon the due execution and authentication of the New Notes with the Guarantees endorsed thereon in accordance with the provisions of the Indenture and when the New Notes with the Guarantees endorsed thereon are delivered in exchange for the Old Notes pursuant to the Registration Rights Agreement, will constitute valid and binding obligations of the Subsidiary Guarantors enforceable against the Subsidiary Guarantors in accordance with their terms (subject in each case to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity of at law).

We do not express any opinion with respect to matters governed by any laws other than the laws of the State of New York and the federal laws of the United States of America.

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United Auto Group, Inc.
November __, 1997
Page 3


We are aware that we are referred to as counsel who has passed upon the legality of the issuance of the New Notes and the Guarantees on behalf of the Company in the Registration Statement filed with the Commission, and we hereby consent to such use of our name in said Registration Statement and to the filing of this opinion with said Registration Statement as Exhibit 5.1 thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,